Exhibit 99.1

Sanchez Energy Announces First Quarter 2015
Operating and Financial Results; Reports Record First Quarter Production and Increases Guidance for 2015 on
Strong Current Production of Approximately 50,000 BOE/D

HOUSTON—(PRNewswire)—May 6, 2015—Sanchez Energy Corporation (NYSE: SN) (the “Company”, “Sanchez Energy”, “we”, “our”, or similar terms), today announced operating and financial results for the first quarter 2015.  Highlights from the report include:

•                  Current production of approximately 50,000 BOE/D driven by strong production from recent development and exploration wells brought online at Catarina.

•                  The company recently drilled two extended lateral tests at Western Caterina of 8,250 feet, on average, which are yielding exceptional results that are tracking estimated ultimate recoveries of approximately 1.5 MMBOE per well.

•                  Based on recent operating results, the Company is increasing its full year 2015 production guidance range to 42,000 to 46,000 BOE/D.

•                  Record production of 4,070 MBOE during the first quarter 2015 for average production of 45,217 BOE/D, exceeding the high end of the Company’s initial 2015 guidance of 40,000 to 44,000 BOE/D.

•                  Revenues of $110.6 million ($139.9 million inclusive of hedge settlements) and Adjusted EBITDA (a non-GAAP financial measure) of $83.7 million, which represent decreases of

18% and 13%, respectively, over the same period a year ago due to recent declines in commodity prices.

•                  Executed and closed the sale of escalating working interests in 59 producing wellbores in the non-operated Palmetto Field in the Eagle Ford for aggregate consideration of approximately $85 million, subject to normal and customary closing and post-closing adjustments. The Company’s revised guidance of 42,000 to 46,000 BOE/D includes an adjustment for the expected loss of 1,000 BOE/D of production in 2015 resulting from sale.

•                  At Catarina, the Company has already exceeded its July 2014 to June 2015 drilling requirement by drilling 54 wells towards its 50 well annual commitment. As the company executes its 2015 capital plan, it will bank wells in excess of the 50 towards its next annual commitment.

•                  Operational efficiencies continue to drive sustainable cost savings across Sanchez Energy’s asset base, with average well costs in all areas approximately 30 to 40% less than fourth quarter 2014.

•                  Liquidity of $645 million as of March 31, 2015, which consisted of $345 million in cash and cash equivalents and an undrawn bank credit facility, which has a $550 million borrowing base and an elected commitment of $300 million.

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented:  “During the first quarter 2015, we delivered strong results and made exceptional strides with respect to unlocking the upside potential in our Catarina acreage.  We continue to see outstanding performance from this asset, which has contributed to the positive momentum we have built relative to our initial 2015 production guidance.  During the first quarter, we achieved record production averaging approximately 45,217 BOE/D, and we are currently producing approximately 50,000 BOE/D.  This level of production marks an important milestone for us and reflects the impressive results of our more recent wells and our commitment to delivering exceptional performance from our existing production base. Our experience to date with Catarina leads us to believe that strong performance can be sustained going forward.  As a result, we are raising our 2015 production guidance range, initially set at 40,000 to 44,000

BOE/D, to 42,000 to 46,000 BOE/D, which includes an adjustment for the 1,000 BOE/D of production that we sold from our non-operated Palmetto Field assets in March 2015.”

“At Catarina, we have already exceeded our first annual 50 well drilling commitment, which ran from July 1, 2014 through June 30, 2015, by drilling 54 wells.  As we continue to execute our 2015 capital plan, the additional wells will count towards our next annual drilling commitment.  We have now successfully appraised three distinct and productive benches within the Eagle Ford Shale at Catarina.  As we evaluate these appraisals, we are focused on optimizing lateral well spacing combined with vertically stacked development, which allows us to extract the maximum recovery per acre within our asset base.  Performance from our initial wells brought online at Western Catarina have continued to exhibit shallower declines than expected, and are tracking estimated ultimate recoveries approximately 20% above the initial 600 to 700 MBOE guidance provided.  Included in these results are two extended lateral tests, drilled with 8,250 feet of lateral on average, which are yielding exceptional results that are tracking estimated ultimate recoveries of approximately 1.5 MMBOE per well.   At Eastern Catarina, we continue to appraise approximately 37,000 acres that are largely undeveloped.  Initial results in the three distinct areas of Eastern Catarina where we have drilled appraisal wells have been encouraging, and we have seen improvement with each consecutive pad brought online.  All results have exceeded offset well performance, with the most promising result coming from our most recent pad in the Southern region of Eastern Catarina, where rates and pressures are trending in line with the results we have seen at Western Catarina.  We currently plan to bring online two additional appraisal wells in Southeastern Catarina early in the second quarter 2015.”

“With respect to our cost structure, our manufacturing focus continues to deliver efficiency gains, and our efforts have created sustainable cost reductions that we believe will provide us with a competitive advantage in the basins in which we operate.  We continue to see well costs trend down across all of our assets, and we are now drilling and completing wells at Catarina, Cotulla, and Marquis at a cost that is approximately 30 to 40% below well costs realized in the fourth quarter 2014, with drilling and completion costs at Catarina now trending below $4.5 million.  Our cost structure and process improvements have allowed us to identify a significant number of high return, future drilling locations, which improves our ability to economically develop additional areas within our asset base as commodity prices begin to recover.”

“Based on first quarter 2015 results, we continue to forecast that we will be able to execute our 2015 capital plan using cash on hand and operating cash flows without the need to tap into our undrawn bank credit facility which, as previously announced, has a $550 million borrowing base and an elected commitment of $300 million.”

OPERATIONS UPDATE

The Company remains primarily focused on Catarina and plans to average 4 gross (3.5 net) rigs over the course of 2015.  Average well costs at Catarina are currently trending below $4.5 million as the Company continues to achieve well cost reductions as result of efficiency gains and process optimization.

The Company brought online 42 wells, 29 operated and 13 non-operated, in first quarter 2015, during which strong well performance and steady base production resulted in quarterly production in excess of initial first quarter 2015 guidance of 40,000 to 44,000 BOE/D.  Production continues to trend positively, and the Company is currently producing approximately 50,000 BOE/D.  At Catarina, the Company believes there are three productive zones within the Eagle Ford Shale:  Upper Eagle Ford, Middle Eagle Ford, and Lower Eagle Ford.  During the first quarter 2015, the Company successfully appraised each of the three zones and now believes there is significant potential for down spacing, both horizontally and vertically, within the Catarina asset.  Well results at Catarina continue to exceed the expectations formed at the time of acquisition, and recent results are a significant contribution to the positive momentum built relative to initial 2015 production guidance.

At Marquis and Cotulla/Wycross, the Company recently brought online the last wells planned for completion in 2015.  Three wells brought online at Marquis are currently performing in line with expectations.  Well costs at Marquis, now trending to approximately $5.0 million, have been reduced significantly over the first quarter 2015 as a result of efficiency gains and service cost reductions.  The Company’s Marquis acreage is largely held by production and, while the Company does not anticipate further capital spending on this asset during 2015, a significant number of high return drilling locations have been identified and remain held for future development.

In the Wycross area of Cotulla, the Company brought online seven additional wells that are similarly performing in line with expectations.  Well costs at Wycross averaged approximately $4.3 million for the most recent five well pad brought online.  Well costs continue to trend lower as result of recent process improvements and efficiency gains.  Similar to Marquis, the Company’s Cotulla/Wycross acreage is largely held by production, with a significant number of high return drilling locations identified for future development.

The Company currently has 549 gross producing wells with 23 gross wells in various stages of completion, as detailed in the table that follows.

Project Area	Gross Producing Wells	Gross Wells Waiting/ Undergoing Completion
Catarina	224	16
Marquis	101	3
Cotulla / Wycross	139	—
Palmetto	72	4
TMS / Other	13	—
Total	549	23

PRODUCTION VOLUMES, AVERAGE SALES PRICES, OPERATING COSTS PER BOE, AND CAPITAL EXPENDITURES

Sanchez Energy’s mix of hydrocarbon production during the first quarter 2015 consisted of approximately 44% crude oil, 28% natural gas liquids, and 28% natural gas.  By asset area, Catarina, Marquis, Cotulla (excluding Wycross), Palmetto, Wycross, and TMS/Other comprised approximately 60%, 14%, 12%, 8%, 5%, and 1%, respectively, of the Company’s total first quarter 2015 production volumes.

Revenue for the three months ended March 31, 2015 totaled $110.6 million, a decrease of 18% over the same period a year ago, due to a 56% decrease in the average sales price per BOE, inclusive of realized hedge gains, over that period.  The effect of the decrease in commodity prices was partially offset by higher production due to the addition of 322 gross new wells since the first quarter 2014, including 146 gross wells from existing operations and 176 gross wells from the acquisition of new properties.

Production, average sales prices, and operating costs and expenses per BOE for the first quarter 2015 are summarized in the table that follows:

	Three Months Ended
	March 31,
	2015	2014
Production volumes -
Oil (MBo)	1,784	1,219
NGLs (MBbls)	1,121	252
Natural gas (MMcf)	6,992	1,322
Total oil equivalent (MBOE)	4,070	1,691
BOE/Day	45,217	18,784

Average sales price, excluding the realized impact of derivative instruments -
Oil ($ per Bo)	$42.35	$98.21
NGLs ($ per Bbl)	$12.36	$33.74
Natural gas ($ per Mcf)	$3.03	$4.84
Oil equivalent ($ per BOE)	$27.18	$79.59

Average sales price, including the realized impact of derivative instruments -
Oil ($ per Bo)	$57.33	$96.40
NGLs ($ per Bbl)	$12.36	$33.74
Natural gas ($ per Mcf)	$3.41	$4.48
Oil equivalent ($ per BOE)	$34.39	$78.01

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$8.39	$9.41
Production and ad valorem taxes	$2.13	$6.15
General and administrative, excluding stock based compensation and acquisition costs included in G&A (1)	$3.39	$5.55

(1) Excludes stock-based compensation of $1.89 and $5.88 per BOE for the three months ended March 31, 2015 and 2014, respectively.

First quarter 2015 results, second quarter 2015 guidance, and updated guidance for the full year 2015 are summarized in the table that follows:

Guidance

Metrics	1Q15 - Actual	2Q15 - Guidance	2015 - Guidance
Production Guidance (BOE/D)
Period Average	45,217	42,000 – 46,000	42,000 – 46,000

Production Mix
% Oil / NGLs / Gas	44% / 28% / 28%	42% / 29% / 29%	40% / 30% / 30%

Operating Cost & Expense Guidance ($/BOE)
Oil & Natural Gas Production Expenses	$8.39	$9.00 - $10.00	$9.00 - $10.00
Production & Ad Valorem Taxes	$2.13	$2.00 - $3.00	$2.00 - $3.00
Cash G&A	$3.39	$3.00 - $3.50	$3.00 - $3.50
Total	$13.91	$14.00 - $16.50	$14.00 - $16.50

Preferred Dividends ($MM)	$4.0	$4.0	$16.0

Cash Interest ($MM)		$30.0	$120.0

Effective Corporate Tax Rate			~ 35% (100% Deferred)

CAPITAL EXPENDITURES

Capital expenditures incurred during the first quarter 2015, including accruals, were approximately $213 million. The Company also incurred approximately $58 million of capital expenditures related to invoices from expenditures incurred during 2014.

HEDGING UPDATE

During the first quarter 2015, Sanchez Energy entered into additional derivative contracts covering anticipated future production in 2015 through 2016.  On March 31, 2015, the Company novated certain NYMEX crude oil and natural gas swaps to Sanchez Production Partners LP in conjunction with the sale of non-operated Palmetto Field interests.  In April 2015, the Company entered into NYMEX WTI puts to hedge approximately 11,000 BOE/D of 2016 production at a floor price of $60 per Bbl, which allows the Company to realize revenue upside if oil prices on the hedged volumes increase above $60 per Bbl.

As of May 7, 2015, the Company has hedged approximately 3.3 million barrels of crude oil production and 16.3 Bcf of natural gas production, or approximately 25,406 BOE/D, which represents approximately 58% of the Company’s anticipated total production at the mid-point of the updated 2015 production guidance.  Further detail on the Company’s hedges can be found in the tables that accompany today’s news release.

FINANCIAL RESULTS

The Company reported Adjusted EBITDA of $83.7 million for the first quarter 2015, which represents a 13% decrease over the first quarter 2014, and Adjusted Net Income (Loss) of ($55.2) million for the first quarter 2015, which compares to $9.0 million reported in the first quarter 2014.  Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP financial measures defined in the tables to today’s news release.

On a GAAP basis, the Company reported a net loss attributable to common stockholders of $501.3 million, which includes a non-cash after tax impairment charge of $441.5 million, a non-cash mark-to-market gain on the value of the Company’s hedge portfolio of $11.9 million, and $29.3 million in income from hedge settlements, with the above-mentioned components of the Company’s net loss resulting from declines in commodity prices since the end of 2014.

SHARE COUNT

As of March 31, 2015, the Company had 61.1 million total common shares outstanding.  Assuming all Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock were converted, total outstanding shares as of March 31, 2015 would have been 73.6 million.  The weighted average number of unrestricted common shares used to calculate adjusted net income (loss) per common share, basic and diluted, which are determined in accordance with GAAP, is 56.8 million.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on May 7, 2015 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time, 9:00 a.m. Mountain Time and 8:00 a.m. Pacific Time,

respectively). Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the First Quarter 2015 Conference Call button. Webcast, both live and rebroadcast, will be available over the internet at: http://edge.media-server.com/m/p/snnd3gv6/lan/en.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 231,000 net acres, and the Tuscaloosa Marine Shale, where we have assembled approximately 69,000 net acres. For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to estimates of our future production, estimates of our future hydrocarbon mix, the anticipated benefits of our acquisitions, the anticipated results of our hedging program, and the expected benefits of our efforts to reduce costs and improve the efficiency of our drilling program. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” “goal,” “seek,” “likely,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-

looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, our expectations regarding the timing and ability to meet our drilling commitments with respect to our Catarina assets, and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (the “SEC”). Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Gleeson Van Riet
Senior Vice President and Interim Chief Financial Officer
Sanchez Energy Corp.
713-783-8000

(Financial Highlights to follow)

SANCHEZ ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$75,524	$119,675
Natural gas liquids sales	13,853	8,493
Natural gas sales	21,216	6,394
Total revenues	110,593	134,562

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	34,163	15,912
Production and ad valorem taxes	8,670	10,403
Depreciation, depletion, amortization and accretion	102,657	61,251
Impairment of oil and natural gas properties	441,450	—
General and administrative (inclusive of stock-based compensation expense of $7,694 and $9,935, respectively, for the three months ended March 31, 2015 and 2014)	21,477	19,309
Total operating costs and expenses	608,417	106,875

Operating income (loss)	(497,824)	27,687

Other income (expense):
Interest and other income	133	12
Other expense	(1,957)	—
Interest expense	(31,558)	(13,272)
Net gains (losses) on commodity derivatives	41,303	(9,117)
Total other income (expense), net	7,921	(22,377)

Income (loss) before income taxes	(489,903)	5,310

Income tax expense (benefit)	7,442	1,865

Net income (loss)	(497,345)	3,445

Less:
Preferred stock dividends	(3,991)	(18,193)

Net income (loss) attributable to common stockholders	$(501,336)	$(14,748)
Net income (loss) per common share - basic and diluted	$(8.83)	$(0.31)

Weighted average number of unrestricted common shares used to calculate net income (loss) per common share - basic and diluted (2)(3)	56,805	47,025

Adjusted EBITDA, as defined (1)	$83,666	$96,193
Adjusted net income (loss) attributable to common stockholders, as defined (1)	$(55,247)	$9,036
Adjusted net income (loss) per common share - basic and diluted (1)	$(0.97)	$0.19

Weighted average number of unrestricted common shares used to calculate adjusted net income (loss) per common share - basic and diluted (4)(5)	56,805	47,025

(1)         Adjusted EBITDA, Adjusted Net Income attributable to common stockholders and Adjusted Net Income per common share are defined below.

(2)         The three months ended March 31, 2015 excludes 1,556,115 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(3)         The three months ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share as these shares were anti-dilutive.

(4)         The three months ended March 31, 2015 excludes 1,556,115 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

(5)         The three months and year ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2015	2014
	(in thousands)
ASSETS:
Cash and cash equivalents	$345,338	$473,714
Oil and natural gas receivables	45,996	69,795
Joint interest billing receivables	8,553	14,676
Accounts receivable - related entities	3,233	386
Fair value of derivative instruments, current	104,357	100,181
Other current assets	22,129	23,002
Oil and natural gas properties, net	1,848,781	2,261,678
Fair value of derivative instruments, noncurrent	30,907	24,024
Debt issuance costs, net	46,753	48,168
Deferred tax asset, noncurrent	—	40,685
Investments	2,000	—
Other assets	17,904	19,101

TOTAL ASSETS	$2,475,951	$3,075,410

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$25,319	$29,487
Other payables	5,102	4,415
Accrued liabilities	164,001	229,888
Deferred tax liability	—	33,242
Other current liabilities	—	5,166
Long term debt, net of premium (discount)	1,746,490	1,746,263
Asset retirement obligations	27,148	25,694
Fair value of derivative instruments, noncurrent	—	889
Other liabilities	1,946	779
Stockholders’ equity	505,945	999,587

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,475,951	$3,075,410

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of March 31, 2015, the Company had the following NYMEX WTI crude oil hedging transactions covering anticipated future production:

Calendar Year	Swap Volumes (Bbls)	Average Price per Bbl	Price Range per Bbl
April - December 2015	3,850,000	$73.23	$67.00 - $88.35
2016	2,562,000	$70.11	$62.00 - $80.15

As of March 31, 2015, the Company had the following NYMEX Henry Hub natural gas hedging transactions covering anticipated future production:

Calendar Year	Swap Volumes (Mmbtu)	Average Price per Mmbtu	Price Range per Mmbtu
April - December 2015	7,640,000	$3.84	$3.54 - $4.01
2016	14,640,000	$3.87	$3.80 - $3.92
2017	3,650,000	$3.65	3.65

	Enhanced Swap	Average Swap Price	Average Put Price
Calendar Year	Volumes (Mmbtu)	per Mmbtu	per Mmbtu
April - December 2015	8,525,000	$4.31	$3.75

	Collar Volumes	Average Short Put Price	Average Long Put Price	Average Short Call
Calendar Year	(Mmbtu)	per Mmbtu	per Mmbtu	Price per Mmbtu
April - December 2015	2,750,000	$3.50	$4.00	$4.90

Subsequent to March 31, 2015, the Company entered into NYMEX WTI crude oil puts covering anticipated future production as indicated below:

Calendar Year	Volumes (Bbls)	Put Price per Bbl
2016	4,026,000	$60.00

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.

We define Adjusted EBITDA as net income (loss):

Plus:

•                  Interest expense, including net losses (gains) on interest rate derivative contracts;

•                  Net losses (gains) on commodity derivative contracts;

•                  Net settlements received (paid) on commodity derivative contracts;

•                  Depreciation, depletion, amortization and accretion expense;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative expense;

•                  Income tax expense (benefit);

•                  Loss (gain) on sale of oil and natural gas properties;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Premiums on commodity derivative contracts;

•                  Interest income; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,
	2015	2014

Net income (loss)	$(497,345)	$3,445
Plus:
Interest expense	31,558	13,272
Net losses (gains) on commodity derivative contracts	(41,303)	9,117
Net settlements received (paid) on commodity derivative contracts	29,355	(2,680)
Depreciation, depletion, amortization and accretion	102,657	61,251
Impairment of oil and natural gas properties	441,450	—
Stock-based compensation expense	7,694	9,935
Write off of joint venture receivable, non-recurring	2,251	—
Income tax expense (benefit)	7,442	1,865
Less:
Interest income	(93)	(12)

Adjusted EBITDA	$83,666	$96,193

(1) This amount includes premiums accrued but not paid as of the end of the period.

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

We present Adjusted Net Income (Loss) attributable to common stockholders (“Adjusted Net Income (Loss)”) in addition to our reported net income (loss) in accordance with U.S. GAAP. This information is provided because management believes exclusion of the impact of the items included in our definition of Adjusted Net Income (Loss) below will help investors compare results between periods, identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income (Loss) as net income (loss):

Plus:

•                  Non-cash preferred stock dividends associated with conversion;

•                  Net losses (gains) on commodity derivative contracts;

•                  Net settlements received (paid) on commodity derivative contracts;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative expense;

•                  Impairment of oil and natural gas properties;

•                  Other non-recurring items that we deem appropriate; and

•                  Tax impact of adjustments to net income (loss).

Less:

•                  Premiums on commodity derivative contracts;

•                  Preferred stock dividends; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted Net Income (Loss) (in thousands, except per share data):

	Three Months Ended
	March 31,
	2015	2014

Net income	$(497,345)	$3,445
Less: Preferred stock dividends	(3,991)	(18,193)

Net loss attributable to common shares	(501,336)	(14,748)
Plus:
Non-cash preferred stock dividends associated with conversion	—	13,901
Non-cash write off of joint venture receivables	2,251	—
Net losses (gains) on commodity derivative contracts	(41,303)	9,117
Net settlements received (paid) on commodity derivative contracts	29,355	(2,680)
Impairment of oil and natural gas properties	441,450	—
Stock-based compensation expense	7,694	9,935
Tax impact of adjustments to net income (loss) (1)	6,642	(5,752)
Adjusted net income (loss)	(55,247)	9,773
Adjusted net income (loss) allocable to participating securities (2)	—	(737)
Adjusted net income (loss) attributable to common stockholders	$(55,247)	$9,036

Adjusted net income (loss) per common share - basic and diluted (3) (4)	$(0.97)	$0.19

Weighted average number of unrestricted outstanding common shares used to calculate adjusted net income per common share - basic and diluted (3) (4)	56,805	47,025

(1)         The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income to Adjusted Net Income.

(2)         The Company’s restricted shares of common stock are participating securities.

(3)         The three months ended March 31, 2015 excludes 1,556,115 shares of weighted average restricted stock and 12,530,695 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

(4)         The three months and year ended March 31, 2014 excludes 1,115,834 shares of weighted average restricted stock and 15,764,879 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted Adjusted Net Income per common share as these shares were anti-dilutive.

Adjusted Net Income (Loss) is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.